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                                                                    EXHIBIT 5.1

                                    February 9, 2001


        RealNetworks, Inc.
        2601 Elliott Avenue
        Seattle, Washington 98121

        RE:  REGISTRATION STATEMENT ON FORM S-8

        Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about February 9, 2001 (the "REGISTRATION STATEMENT") in connection with the registration under the Securities Act of 1933, as amended, of 15,000,000 shares of your Common Stock (the "1996 SHARES") to be issuable under the 1996 Stock Option Plan, as amended and restated (the "1996 STOCK PLAN") and 4,000,000 shares of your Common Stock (the "2000 SHARES," and, together with the 1996 Shares, the "SHARES") to be issuable under the 2000 Stock Option Plan, as amended and restated (the "2000 STOCK PLAN, " and, together with the 1996 Stock Plan, the "STOCK PLANS"). As your legal counsel, we have examined the proceedings proposed to be taken in connection with the issuance and sale of the Shares to be issued under the Stock Plans.

        It is our opinion that when the issuance of Shares has been duly authorized by appropriate corporate action and when the Shares have been issued and sold in the manner referred to in the Stock Plans and pursuant to the agreements that accompany the Stock Plans, the Shares will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.

                                    Very truly yours,

                                    WILSON SONSINI GOODRICH & ROSATI
                                    Professional Corporation

                                    /s/ Wilson Sonsini Goodrich & Rosati, P.C.